EXHIBIT 99.1

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Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-358-5176

Brady Corporation Announces Regional Organizational Structure Effective February 1, 2023

MILWAUKEE (December 1, 2022) -- Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today announced it will modify its organizational structure under new regional operating segments effective February 1, 2023.
Beginning in the third quarter of fiscal 2023, the Company will report sales and segment profit based on new operating segments: Americas & Asia and Europe & Australia. The Americas & Asia business will be led by Olivier Bojarski, currently the President of the Company’s Identification Solutions business. The Europe & Australia business will be led by Brett Wilms, currently the Managing Director of Identification Solutions EMEA and the Interim General Manager of the Company’s Workplace Safety business.
“By moving to a regional structure, we are better positioning the Company for long-term success by aligning the organization with opportunities for future sales growth,” said Brady’s President and CEO, Russell R. Shaller. “This new structure will help us accelerate sales growth by taking advantage of the synergies that exist between our current divisions, by utilizing our best go-to-market strategies in each of our key geographies, and by using our increased geographic scale to accelerate new product development while delivering tailored solutions that meet the unique needs of each geography. Although cost reduction was not the primary motivator for this reorganization, we expect to realize an improvement of $0.10 to $0.20 of earnings per share beginning in fiscal 2024, and we expect that any one-time charges from employee severance in fiscal 2023 will be offset by reduced costs over the balance of this fiscal year.”
Brady will begin to operate under the new segment structure effective in the third quarter of fiscal 2023. To aid investors with the transition, sales and segment profit for fiscal 2021 through the second quarter of fiscal 2023 recast for the new regional segments will be provided with the Company’s second quarter fiscal 2023 earnings release.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2022, employed approximately 5,700 people in its worldwide businesses. Brady’s fiscal 2022 sales were approximately $1.30 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradyid.com.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “continue” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: increased cost of raw materials, labor and freight as well as material shortages and supply chain disruptions; adverse impacts of the novel coronavirus (“COVID-19”) pandemic or other pandemics; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; our ability to develop technologically advanced products that meet customer demands; Brady’s ability to identify, integrate, and grow acquired companies, and to manage contingent liabilities from divested businesses; difficulties in protecting our websites, networks, and systems against security breaches; risks associated with the loss of key employees; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; litigation, including product liability claims; foreign currency fluctuations; potential write-offs of goodwill and other intangible assets; changes in tax legislation and tax rates; differing interests of voting and non-voting shareholders; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2022.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.